April 20, 2005

                            NORTHERN STATES FINANCIAL
                        FIRST QUARTER NET INCOME DECLINES

                         SEMI - ANNUAL DIVIDEND DECLARED


         WAUKEGAN, IL, April 20, 2005 - Northern States Financial Corporation (Nasdaq: NSFC), holding company for the Bank of Waukegan and First State Bank of Round Lake, today reported earnings for the first quarter of 2005 of $1,025,000, or $.24 per share, compared with $1,661,000, or $.39 per share for the like quarter of 2004, a decrease of 38.3 percent.

         Earnings were impacted unfavorably by increases to impaired loans and leases that totaled $31.9 million at March 31, 2005 compared to $29.9 million at December 31, 2004. Impaired loans consist of loans and leases that the Company does not expect that full principal and interest payments will be made under the original contractual terms of the note. Included as impaired loans at March 31, 2005 are $14.8 million of loans that have been restructured to provide a reduction or deferral of principal payments because of deterioration in the financial condition of the borrowers, as compared with $10.7 million of restructured loans at December 31, 2004. At March 31, 2005, the restructured loans are performing within the terms of the restructured loan agreements.

         Due to the increased levels of impaired loans and leases, the provision for loan and lease losses during the first quarter of 2005 was $653,000, as compared with the first quarter of 2004 provision of $250,000.

         Noninterest expenses were $577,000 greater during the first quarter of 2005 compared with the same quarter last year. Audit and other professional expenses were $172,000 greater, primarily due to additional work done pertaining to the Sarbanes-Oxley Section 404 internal control assessment process. Securities sold during the first quarter of 2005 for liquidity purposes resulted in a loss on the sale of $169,000. The increased levels of impaired loans and leases and other real estate owned caused related expenses for collection efforts to increase during 2005 by $87,000 compared to the same period of 2004.

                                                     NSFC Press Release
                                                              April 20, 2005


         Total assets and loans declined from year-end levels. Assets totaled $738.5 million at March 31, 2005, decreasing $11.0 million or 1.5 percent from December 31, 2004. Loans and leases decreased $18.1 million from December 31, 2004 due to paydowns of loan balances by borrowers. Deposits increased $5.4 million compared to December 31, 2004, while federal funds purchased declined $15.0 million.

         On April 19, 2005, the board of directors of the Northern States Financial Corporation declared a semi-annual cash dividend of $.55 per share, unchanged from the previous dividend paid December 1, 2004. Annualized, this represents a dividend yield of approximately 4.0 percent based on an average stock price of approximately $27.50 in the first quarter of 2005. This dividend is payable on June 1, 2005 to stockholders of record at May 13, 2005.

         As previously disclosed, lease pools totaling $11.3 million are nonperforming as they have been on nonaccrual status since June 30, 2002. The lease pools were purchased in late 2000 and 2001 from Commercial Money Center, a now bankrupt equipment leasing company, and are secured by equipment and carry surety bonds that were designed to provide protection against losses from defaults on these lease pools. The Company is continuing its efforts to collect on these leases from the sureties through litigation. The sureties have asserted certain defenses against having to pay under the surety bonds. No assurance can be given as to what will ultimately be collected from the bankruptcy trustee and the sureties. The parties are now attempting to negotiate a settlement with the bankruptcy trustee based on mediation.

         Also previously disclosed, a $4.3 million loan for a 90-unit condominium construction project has been classified as a nonaccrual loan effective December 31, 2003. The Company participated on this construction project with other financial institutions and only has a portion of the total loan. The construction project has experienced substantial cost overruns and the principal borrowers have declared bankruptcy. The participating financial institutions have begun foreclosure procedures. The construction project has been completed with 68 of the 90 units having been sold and occupied. The proceeds from the sale of these units are being held in escrow pending the resolution of the bankruptcy and foreclosure litigation.

         Northern States Financial Corporation is the holding company for the Bank of Waukegan, a full-service commercial bank founded in 1962 with six branches in Lake County, Illinois, and for the First State Bank of Round Lake, founded in 1949 with an additional two branches in Lake County, Illinois. Both banks serve the populations of northeastern Illinois and southeastern Wisconsin.

FORWARD-LOOKING INFORMATION

         Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and

                                                     NSFC Press Release
                                                              April 20, 2005


expectations of the Company, are generally identifiable by the use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "plan," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The Company undertakes no obligation to update these forward-looking statements in the future. Factors that could have a material adverse effect on the operations and could affect the outlook or future prospects of the Company and its subsidiaries include, but are not limited to, the potential for further deterioration in the credit quality of the Company's loan and lease portfolios, uncertainty regarding the Company's ability to ultimately recover on the surety bonds and cash held by the bankruptcy trustee relating to equipment lease pools and other loans currently on nonaccrual status, unanticipated changes in interest rates, general economic conditions, increasing regulatory compliance burdens or potential legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company's loan or investment portfolios, deposit flows, competition, demand for loan products and financial services in the Company's market area, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements.




                      NORTHERN STATES FINANCIAL CORPORATION
                              KEY PERFORMANCE DATA
                        ($ 000'S, EXCEPT PER SHARE DATA)




         QUARTER ENDED MARCH 31:              2005              2004
         ------------------------           ---------         ---------
         Net Income....................      $1,025            $1,661
         Basic Earnings Per Share......      $  .24            $  .39
         Return on Average Assets......         .55%              .85%
         Return on Average Equity......        5.57%             8.60%
         Efficiency Ratio..............       67.14%            57.98%
         Yield on Interest
             Earning Assets............        4.92%             4.26%
         Cost of Interest
             Bearing Liabilities.......        1.96%             1.46%
         Net Interest Spread...........        2.96%             2.80%

                                                     NSFC Press Release
                                                              April 20, 2005




                      NORTHERN STATES FINANCIAL CORPORATION
                              KEY PERFORMANCE DATA
                        ($ 000'S, EXCEPT PER SHARE DATA)


                                                     MARCH 31,          DEC. 31,
                                                       2005              2004
                                                       ----              ----

         Total Assets.........................     $  738,539        $  749,584
         Total Loans and Leases...............        424,437           442,562
         Total Deposits.......................        594,709           589,344
         Total Stockholders' Equity...........         72,558            73,182
         Nonperforming Loans and Leases.......         17,247            19,474
         Nonperforming Loans and Leases to
            Total Loans and Leases............           4.06%             4.40%
         Restructured Loans...................     $   14,796        $   10,673
         Impaired Loans and Leases............         31,886            29,887
         Book Value per Share.................     $    16.89        $    17.04
         Number of Shares Outstanding.........      4,295,105         4,295,105




                      NORTHERN STATES FINANCIAL CORPORATION
                                DIVIDEND HISTORY

                                            June 1          December 1          Total
                                            -------         -----------         ------

                    2000                    $  .43            $  .47            $ .90
                    2001                       .48               .52             1.00
                    2002                       .53               .53             1.06
                    2003                       .54               .54             1.08
                    2004                       .55               .55             1.10
                    2005                       .55




FOR ADDITIONAL INFORMATION, CONTACT:
      FRED ABDULA, CHAIRMAN OF THE BOARD (847) 244-6000 EXT. 238
      Websites: www.bankofwaukegan.com
                www.nsfc.net

                                                     NSFC Press Release
                                                              April 20, 2005


          NORTHERN STATES FINANCIAL CORPORATION
          -------------------------------------
          CONDENSED CONSOLIDATED BALANCE SHEETS
          -------------------------------------
          March 31, 2005 and December 31, 2004  (In thousands of dollars)
          (Unaudited)
                                                                  March 31,         December 31,
                Assets                                               2005               2004
                                                                  ---------         ------------
          Cash and due from banks................................  $ 24,390           $ 20,292
          Interest bearing deposits in financial institutions....       160                 75
          Federal funds sold.....................................    18,117              8,932
                                                                   --------           --------
             Total cash and cash equivalents.....................    42,667             29,299
          Securities available for sale..........................   242,289            250,929
          Loans and leases.......................................   424,437            442,562
          Less: Allowance for loan and lease losses..............    (7,993)            (7,812)
                                                                   --------           --------
             Loans, net..........................................   416,444            434,750
          Federal Home Loan and Federal Reserve Bank stock.......     2,165              2,138
          Office buildings and equipment, net....................     9,220              9,313
          Other real estate owned................................     5,978              4,802
          Goodwill...............................................     9,522              9,522
          Core deposit intangible asset..........................     2,666              2,782
          Accrued interest receivable............................     3,947              3,447
          Other assets...........................................     3,641              2,602
                                                                   --------           --------
             Total assets........................................  $738,539           $749,584
                                                                   ========           ========
                Liabilities and Stockholders' Equity
          Liabilities
          Deposits
             Demand - noninterest bearing........................  $ 59,952           $ 61,907
             Interest bearing....................................   534,757            527,437
                                                                   --------           --------
                Total deposits...................................   594,709            589,344
          Securities sold under repurchase agreements............    58,071             59,764
          Federal funds purchased................................         0             15,000
          Federal Home Loan Bank advances........................     6,500              6,500
          Advances from borrowers for taxes and insurance........     1,350                906
          Accrued interest payable and other liabilities.........     5,351              4,888
                                                                   --------           --------
                Total liabilities................................   665,981            676,402
          Stockholders' Equity
             Common stock........................................     1,789              1,789
             Additional paid-in capital..........................    11,584             11,584
             Retained earnings...................................    67,127             66,102
             Accumulated other comprehensive income (loss).......    (3,282)            (1,633)
             Treasury stock, at cost.............................    (4,660)            (4,660)
                                                                   --------           --------
                Total stockholders' equity.......................    72,558             73,182
                                                                   --------           --------
                Total liabilities and stockholders' equity.......  $738,539           $749,584
                                                                   ========           ========

                                                     NSFC Press Release
                                                              April 20, 2005

               NORTHERN STATES FINANCIAL CORPORATION
               -------------------------------------
               CONSOLIDATED STATEMENTS OF INCOME
               ---------------------------------
               Three Months ended March 31, 2005 and 2004
               (In thousands of dollars, except per share data) (Unaudited)

                                                                     2005               2004
                                                                   --------           --------
               Interest income
                  Loans (including fee income)...................    $6,503             $5,651
                  Securities
                    Taxable......................................     1,903              1,918
                     Exempt from federal income tax..............        83                 97
                  Federal funds sold and other...................        93                 95
                                                                     ------             ------
                     Total interest income.......................     8,582              7,761
                                                                     ------             ------
               Interest expense
                  Time deposits..................................     2,017              1,631
                  Other deposits.................................       539                377
                  Other borrowings...............................       410                305
                                                                     ------             ------
                     Total interest expense......................     2,966              2,313
                                                                     ------             ------
               Net interest income...............................     5,616              5,448
               Provision for loan and lease losses...............       653                250
                                                                     ------             ------
               Net interest income after provision for
                  loan and lease losses..........................     4,963              5,198
                                                                     ------             ------
               Noninterest income
                  Service fees on deposits.......................       554                619
                  Trust income...................................       194                215
                  Mortgage banking income........................        41                 18
                  Loss on sale of securities available...........      (169)                 0
                    for sale
                  Other operating income.........................       249                214
                                                                     ------             ------
                     Total noninterest income....................       869              1,066
                                                                     ------             ------
               Noninterest expense
                  Salaries and employee benefits.................     2,250              2,116
                  Occupancy and equipment, net...................       508                465
                  Data processing................................       376                317
                  Legal..........................................        72                168
                  Audit and other professional...................       313                141
                  Amortization of intangibles....................       116                116
                  Other operating expenses.......................       719                454
                                                                     ------             ------
                     Total noninterest expense...................     4,354              3,777
                                                                     ------             ------
               Income before income taxes........................     1,478              2,487
               Provision for income taxes........................       453                826
                                                                     ------             ------
               Net income........................................    $1,025             $1,661
                                                                     ======             ======

               Earnings per share................................    $ 0.24             $ 0.39

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